GOLDEN PHOENIX SECURES $1 MILLION BRIDGE LOAN AS PART OF DEBT REDUCTION PROGRAM

SPARKS, NV, February 5, 2008 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce that it has entered into a Bridge Loan and Debt Restructuring Agreement with Crestview Capital Master, LLC, a Chicago based investment-banking firm. Under terms of the agreement, Golden Phoenix will receive $1 million in working capital at an interest rate of prime-plus-two-percent.

Additionally, Golden Phoenix and Crestview have agreed to restructure a block of funding previously lent to the Company by Crestview. In consideration for a reduction of the original debt from $1,790,694 to $1,000,000, the Company will execute a Secured Promissory Note in the principal amount of $1,000,000 with a maturity date of 24 months from the Subsequent Closing, and issue warrants to Crestview for the purchase of Company common stock.

David A. Caldwell, CEO of Golden Phoenix, commented on the loan and restructuring, ”Crestview Capital has been a strong partner to our Company for many years. I regard their latest funding and debt reduction initiative as a major vote of confidence in Golden Phoenix and its strategy for the future.”

Detailed terms of the new loan and related debt restructuring agreement have been filed under a Form 8-K and are available on EDGAR.

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is majority owner of the Ashdown Project LLC gold and molybdenum property held jointly by Golden Phoenix Minerals, Inc. and Win-Eldrich Mines, Ltd. of Toronto, Canada through its US subsidiary, Win-Eldrich Gold, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by David A. Caldwell, CEO, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Robert P. Martin, President 775/853/4919

investor@golden-phoenix.com

Equiti Trend Advisors 800/585/6988

E&E Communications 949/707-5365

pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.